SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant:                                  [X]
Filed by a Party other than the Registrant:           [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement                [ ] Confidential, for Use  of the
[X] Definitive Proxy Statement                     Commission Only (as)permitted
[ ] Definitive Additional Materials                by Rule 14a-6(e)(2)
[ ] Soliciting Materials Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   Valhi, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Perunit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

    4)  Proposed maximum aggregate value of transaction:

    5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box  if  any part of  the fee  is  offset as  provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

                                [LOGO GOES HERE]


                                   VALHI, INC.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697


                                 April 23, 2004


To Our Stockholders:

     You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Valhi, Inc., which will be held on Tuesday, May 25, 2004, at 10:00 a.m., local time, at Valhi's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the inspector of election as provided in Valhi's bylaws.

                                   Sincerely,


                                   /s/ Harold C. Simmons
                                   Harold C. Simmons
                                   Chairman of the Board

                                   VALHI, INC.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 25, 2004



To the Stockholders of Valhi, Inc.:

     NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the "Meeting") of Valhi, Inc., a Delaware corporation ("Valhi"), will be held on Tuesday, May 25, 2004, at 10:00 a.m., local time, at Valhi's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas for the following purposes:

     (1) To elect seven directors to serve until the 2005 Annual Meeting of Stockholders and until their successors are duly elected and qualified or their earlier removal, resignation or death; and

     (2) To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The board of directors of Valhi set the close of business on March 29, 2004 as the record date (the "Record Date") for the Meeting. Only holders of Valhi's common stock, par value $0.01 per share, at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. Valhi's stock transfer books will not be closed following the Record Date. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any stockholder of Valhi, for purposes related to the Meeting, for a period of ten days prior to the Meeting at the place where Valhi will hold the meeting.

     You are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying proxy statement. If you choose, you may still vote in person at the Meeting even though you previously submitted your proxy.

     In accordance with Valhi's bylaws, your vote, whether given by proxy or in person at the Meeting, will be held in confidence by the inspector of election for the Meeting.


                                   By Order of the Board of Directors,


                                   /s/ A. Andrew R. Louis
                                   A. Andrew R. Louis, Secretary

Dallas, Texas
April 23, 2004

                                   VALHI, INC.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697

                         ------------------------------

                                 PROXY STATEMENT

                         ------------------------------

                               GENERAL INFORMATION

     This proxy statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the board of directors (the "Board of Directors") of Valhi, Inc., a Delaware corporation ("Valhi"), for use at the 2004 Annual Meeting of Stockholders of Valhi to be held on Tuesday, May 25, 2004 and at any adjournment or postponement thereof (the "Meeting"). The accompanying Notice of Annual Meeting of Stockholders (the "Notice") sets forth the time, place and purposes of the Meeting. The Notice, this proxy statement, the accompanying proxy card or voting instruction form and Valhi's Annual Report to Stockholders, which includes Valhi's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, are first being mailed to the holders of Valhi's common stock, par value $0.01 per share ("Valhi Common Stock"), on or about April 23, 2004. Valhi's principal executive offices are located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

                  QUORUM, VOTING RIGHTS AND PROXY SOLICITATION

     The record date set by the Board of Directors for the determination of stockholders entitled to notice of and to vote at the Meeting was the close of business on March 29, 2004 (the "Record Date"). As of the Record Date, there were 119,466,878 shares of Valhi Common Stock issued and outstanding. Each share of Valhi Common Stock entitles its holder to one vote on all matters to be acted on at the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Valhi Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. Shares of Valhi Common Stock that are voted to abstain from any business coming before the Meeting and broker/nominee non-votes will be counted as being in attendance at the Meeting for purposes of determining whether a quorum is present.

     If a quorum is present, a plurality of the affirmative votes of the outstanding shares of Valhi Common Stock represented and entitled to be voted at the Meeting is necessary to elect each director of Valhi. The accompanying proxy card or voting instruction form provides space for a stockholder to withhold authority to vote for any of the nominees of the Board of Directors. Neither shares as to which the authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect director nominees to the Board of Directors. However, since director nominees need only receive the vote of a plurality of the shares represented and entitled to vote at the Meeting, a vote withheld from a particular nominee will not affect the election of such nominee.

     Except as applicable laws may otherwise provide, if a quorum is present, the approval of any other matter that may properly come before the Meeting will require the affirmative vote of a majority of the shares represented and entitled to vote at the Meeting. Shares of Valhi Common Stock that are voted to abstain from any other business coming before the Meeting and broker/nominee non-votes will not be counted as votes for or against any such other matter.

     Unless otherwise specified, the agents designated in the proxy card or voting instruction form will vote the shares represented by a proxy at the Meeting "FOR" the election of the nominees for director and, to the extent allowed by the federal securities laws, in the discretion of the agents on any other matter that may properly come before the Meeting.

     Computershare Investor Services, L.L.C. or its successor ("Computershare"), the transfer agent and registrar for Valhi Common Stock as of the Record Date, has been appointed by the Board of Directors to ascertain the number of shares represented, receive proxies and ballots, tabulate the vote and serve as inspector of election at the Meeting. All proxies, ballots and voting instructions delivered to Computershare that identify the vote of a particular stockholder shall be kept confidential by Computershare in accordance with the terms of Valhi's bylaws. Each holder of record of Valhi Common Stock giving the proxy enclosed with this proxy statement may revoke it at any time prior to the voting of such stock at the Meeting by delivering to Computershare a written revocation of the proxy, delivering to Computershare a duly executed proxy bearing a later date or by voting in person at the Meeting. Attendance by a stockholder at the Meeting will not in itself constitute the revocation of such stockholder's proxy.

     The Board of Directors is making this proxy solicitation. Valhi will pay all expenses related to the solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to the solicitation by mail, directors, officers and regular employees of Valhi may solicit proxies by telephone or in person for which such persons will receive no additional compensation. Valhi has retained Georgeson
Shareholder Communications, Inc. to aid in the distribution of this proxy statement and related materials at a cost Valhi estimates at $1,100. Upon request, Valhi will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of Valhi Common Stock that such entities hold of record.

                               CONTROLLED COMPANY

     Valhi Group, Inc. ("VGI"), National City Lines, Inc. ("National") and Contran Corporation ("Contran") directly held approximately 77.6%, 9.1% and 3.1%, respectively, of the outstanding shares of Valhi Common Stock as of the Record Date. Together VGI, National and Contran directly hold approximately 89.8% of the outstanding shares of Valhi Common Stock as of the Record Date. VGI and National are related to Contran, a diversified holding company. Harold C. Simmons may be deemed to control VGI, National and Contran.

     VGI, National and Contran each have indicated their intention to have their shares of Valhi Common Stock represented at the Meeting and voted "FOR" the election of each of the nominees for director of the Board of Directors. If VGI alone attends the Meeting in person or by proxy and votes as indicated, the Meeting will have a quorum present and the stockholders will elect all the nominees for the Board of Directors.

     Because of the Valhi Common Stock ownership of VGI, National and Contran, Valhi is considered a controlled company under the listing standards of the New York Stock Exchange (the "NYSE"). Pursuant to the listing standards, a controlled company may choose not to have a majority of independent directors, independent compensation, nominating or corporate governance committees or charters for these committees. Valhi has chosen not to have a majority of independent directors or an independent nominating or corporate governance committee. The Board of Directors believes that the full Board of Directors best represents the interests of all of Valhi's stockholders and that it is appropriate for all matters that would be considered by a nominating or corporate governance committee to be considered and acted upon by the full Board of Directors. Applying the requirements of the NYSE listing standards, the Board of Directors has determined that three of its directors are independent and have no material relationship with Valhi. While the members of Valhi's management development and compensation committee (the "MD&C Committee") currently satisfy the independence requirements of the NYSE listing standards, Valhi has chosen not to satisfy all of the NYSE listing standards for a compensation committee. See "Meetings and Committees of the Board of Directors" for more information on the committees of the Board of Directors. See also "Stockholder Proposals for the 2005 Annual Meeting" for a description of Valhi's policies and procedures for stockholder nominations of directors.

                              ELECTION OF DIRECTORS

     The bylaws of Valhi provide that the Board of Directors shall consist of one or more members as determined by the Board of Directors or the stockholders. The Board of Directors has currently set the number of directors at seven. The directors elected at the Meeting will hold office until the 2005 Annual Meeting of Stockholders and until their successors are duly elected and qualified or their earlier removal, resignation or death.

     All of the nominees are currently directors of Valhi whose terms will expire at the Meeting. All of the nominees have agreed to serve if elected. If any nominee is not available for election at the Meeting, all shares represented by a proxy will be voted "FOR" an alternate nominee to be selected by the Board of Directors, unless the stockholder executing such proxy withholds authority to vote for such nominee. The Board of Directors believes that all of its present nominees will be available for election at the Meeting and will serve if elected.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FOLLOWING NOMINEES FOR DIRECTOR.

     Nominees for Director. The respective nominees for election as directors of Valhi for terms expiring at the 2005 Annual Meeting of Stockholders have provided the following information.

     Thomas E. Barry, age 61, has served as a director of Valhi since 2000. Dr. Barry is vice president for executive affairs at Southern Methodist University and has been a professor of marketing in the Edwin L. Cox School of Business at Southern Methodist University since prior to 1999. Dr. Barry is also a director of Keystone Consolidated Industries, Inc., a steel fabricated wire products, industrial wire and carbon steel rod company that is related to Contran ("Keystone"). Additionally, he serves as a member of Valhi's audit committee and MD&C Committee.

     Norman S. Edelcup, age 68, has served as a director of Valhi or certain of Valhi's predecessors since 1975. Since 2001, Mr. Edelcup has served as senior vice president of Florida Savings Bancorp. Since October 2003, he has served as mayor of Sunny Isles Beach, Florida. He also serves as a trustee for the Baron Funds, a mutual fund group. Mr. Edelcup served as senior vice president of Item Processing of America, Inc., a processing service bureau ("IPA"), from 1999 to 2000 and as chairman of the board of IPA from prior to 1999. Additionally, he serves as chairman of Valhi's audit committee and MD&C Committee.

     W. Hayden McIlroy, age 64, is a private investor, primarily in real estate. From 1975 to 1986, Mr. McIlroy was the owner and chief executive officer of McIlroy Bank and Trust in Fayetteville, Arkansas. He also founded other businesses, primarily in the food and agricultural industry. Mr. McIlroy currently serves as a director of Med Images, Inc., a medical information company, and Cadco Systems, Inc., a manufacturer of emergency alert systems. Additionally, he serves as a member of Valhi's audit committee.

     Glenn R. Simmons, age 76, has served as a director of Valhi or certain of Valhi's predecessors since 1980. Mr. Simmons has been vice chairman of the board of Valhi and Contran since prior to 1999. Mr. Simmons is a director of NL Industries, Inc. ("NL"), and its subsidiary, Kronos Worldwide, Inc. ("Kronos Worldwide"), which are engaged in the manufacture of titanium dioxide pigments and related to Valhi; chairman of the board of Keystone and CompX International Inc., a manufacturer of ergonomic computer support systems, precision ball bearing slides and security products that is related to Valhi ("CompX"); and a director of Titanium Metals Corporation, an integrated producer of titanium metals products that is related to Valhi ("TIMET"). In February 2004, Keystone filed a voluntary petition for reorganization under federal bankruptcy laws. Mr. Simmons has been an executive officer or director of various companies related to Valhi and Contran since 1969. Mr. Simmons serves as a member of Valhi's executive committee and is a brother of Harold C. Simmons.

     Harold C. Simmons, age 72, has served as a director of Valhi or certain of Valhi's predecessors since 1980. Mr. Simmons has been chairman of the board of Valhi and Contran since prior to 1999 and was chief executive officer of Valhi from prior to 1999 to 2002. Mr. Simmons is also chairman of the board and chief executive officer of NL and Kronos Worldwide. Mr. Simmons has been an executive officer or director of various companies related to Valhi and Contran since 1961. Mr. Simmons serves as chairman of Valhi's executive committee and is a brother of Glenn R. Simmons.

     J. Walter Tucker, Jr., age 78, has served as a director of Valhi or certain of Valhi's predecessors since 1982. Mr. Tucker has been the president, treasurer and a director of Tucker & Branham, Inc., a mortgage banking, insurance and real estate company, and vice chairman of the board of Keystone since prior to 1999. In February 2004, Keystone filed a voluntary petition for reorganization under federal bankruptcy laws. Mr. Tucker has been an executive officer or director of various companies related to Valhi and Contran since 1982.

     Steven L. Watson, age 53, has served as a director of Valhi since 1998. Mr. Watson has been president of Valhi and Contran and a director of Contran since 1998 and chief executive officer of Valhi since 2002. Mr. Watson is also a director of CompX, Keystone, Kronos Worldwide, NL and TIMET. Mr. Watson has served as an executive officer or director of various companies related to Valhi and Contran since 1980. Mr. Watson serves as a member of Valhi's executive committee.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of  Directors  held  three  meetings  and took  action by written consent in lieu of meetings on five occasions in 2003. Each director participated in all of such meetings and of the meetings of the committees on which they served at the time they served. It is Valhi's policy that each director attend its annual meeting of stockholders, which is generally held immediately before the annual meeting of the Board of Directors. All current members of the Board of Directors attended Valhi's 2003 annual stockholders meeting.

     The Board of Directors has established and delegated authority to the following three standing committees.

          Audit Committee. The audit committee assists the Board of Directors' oversight responsibilities relating to the financial accounting and reporting processes and auditing processes of Valhi. The responsibilities of the audit committee are more specifically set forth in the audit committee charter attached as Appendix A to this proxy statement. Applying the requirements of the NYSE listing standards and Securities and Exchange Commission ("SEC") regulations, as applicable, the Board of Directors has determined that

          - each member of the audit committee is financially literate and independent and has no material relationship with Valhi; and

          -    Mr. Norman S. Edelcup is the "audit committee financial expert."

     No member of the audit committee serves on more than three public company audit committees. For further information on the role of the audit committee, see "Audit Committee Report." The current members of the audit committee are Norman S. Edelcup (chairman), Dr. Thomas E. Barry and W. Hayden McIlroy. The audit committee held eight meetings and took action by written consent on one occasion in 2003.

          Management Development and Compensation Committee. The principal responsibilities of the MD&C Committee are to review, approve and administer grants of stock options and other awards under the Valhi, Inc. 1997 Long-Term Incentive Plan (the "1997 Plan"), to review and administer the Valhi, Inc. 1987 Stock Option--Stock Appreciation Rights Plan, as amended (the "1987 Plan"), and to review and administer such other compensation matters as the Board of Directors may direct from time to time. The Board of Directors has determined that each member of the MD&C Committee is independent by applying the requirements of the NYSE listing standards. For further information on the role of the MD&C Committee, see "Report on Executive Compensation." The current members of the MD&C
     Committee are Norman S. Edelcup (chairman) and Dr. Thomas E. Barry. The MD&C Committee held one meeting and took action by written consent on one occasion in 2003.

          Executive Committee. The principal responsibilities of the executive committee are to take such actions as are required to manage Valhi, within the limits provided by Delaware statutes and the Board of Directors. The current members of the executive committee are Harold C. Simmons (chairman), Glenn R. Simmons and Steven L. Watson. The executive committee did not hold any meetings in 2003.

     The Board of Directors is expected to elect the members of the standing committees at the Board of Directors annual meeting immediately following the Meeting. The Board of Directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.

                               EXECUTIVE OFFICERS

     Set forth below is certain information relating to the current executive officers of Valhi. Each executive officer serves at the pleasure of the Board of Directors. Biographical information with respect to Harold C. Simmons, Glenn R. Simmons and Steven L. Watson is set forth under "Election of Directors--Nominees for Director."

                Name                       Age                  Position(s)
------------------------------------     ------  -----------------------------------------------------
Harold C. Simmons...................       72    Chairman of the Board
Glenn R. Simmons....................       76    Vice Chairman of the Board
Steven L. Watson....................       53    President and Chief Executive Officer
William J. Lindquist................       46    Senior Vice President
Bobby D. O'Brien....................       46    Vice President, Chief Financial Officer and Treasurer
Robert D. Graham....................       48    Vice President
J. Mark Hollingsworth...............       52    Vice President and General Counsel
Gregory M. Swalwell.................       47    Vice President and Controller
Eugene K. Anderson..................       68    Vice President and Assistant Treasurer
A. Andrew R. Louis..................       43    Secretary
Kelly D. Luttmer....................       40    Tax Director

     William J. Lindquist has served as senior vice president of Valhi and Contran, and a director of Contran, since 1998. Mr. Lindquist has served as an executive officer or director of various companies related to Valhi and Contran since 1980.

     Bobby D. O'Brien has served as chief financial officer of Valhi since 2002 and vice president and treasurer of Valhi and Contran since prior to 1999. Mr. O'Brien has served in financial and accounting positions with various companies related to Valhi and Contran since 1988.

     Robert D. Graham has served as vice president of Valhi and Contran since 2002, as vice president, general counsel and secretary of NL since July 2003 and as vice president, general counsel and secretary of Kronos Worldwide since August 2003. From 1997 to 2002, Mr. Graham served as an executive officer, and most recently as executive vice president and general counsel, of Software Spectrum, Inc. ("SSI"). SSI is a global business-to-business software services provider that is a wholly owned subsidiary of Level 3 Communications, Inc. From 1991 to 2002, SSI was a publicly held corporation. From 1985 to 1997, Mr. Graham was a partner in the law firm of Locke Purnell Rain Harrell (A Professional Corporation), a predecessor to Locke Liddell and Sapp LLP.

     J. Mark Hollingsworth has served as vice president and general counsel of Valhi and Contran and general counsel of CompX since prior to 1999. Mr. Hollingsworth has served as legal counsel of various companies related to Valhi and Contran since 1983.

     Gregory M. Swalwell has served as vice president of Valhi and Contran since 1998, controller of Valhi and Contran since prior to 1999, vice president, finance of NL since July 2003 and vice president, finance of Kronos Worldwide since August 2003. Mr. Swalwell has served in accounting positions with various companies related to Valhi and Contran since 1988.

     Eugene K. Anderson has served as vice president and assistant treasurer of Valhi and Contran since prior to 1999. Mr. Anderson has served as an executive officer of various companies related to Valhi and Contran since 1980.

     A. Andrew R. Louis has served as secretary of CompX, Valhi and Contran since 1998. Mr. Louis has served as legal counsel of various companies related to Valhi and Contran since 1995.

     Kelly D. Luttmer has served as tax director of CompX, Valhi and Contran since 1998, tax director of NL since July 2003 and tax director of Kronos Worldwide since August 2003. Prior to 1998, Ms. Luttmer served as assistant tax manager of Valhi and Contran. Ms. Luttmer has served in tax accounting positions with various companies related to Valhi and Contran since 1989.

                               SECURITY OWNERSHIP

     Ownership of Valhi. The following table and footnotes set forth as of the Record Date the beneficial ownership, as defined by regulations of the SEC, of Valhi Common Stock held by each person or group of persons known to Valhi to own beneficially more than 5% of the outstanding shares of Valhi Common Stock, each director of Valhi, each executive officer of Valhi named in the Summary Compensation Table in this proxy statement (a "named executive officer") and all current directors and executive officers of Valhi as a group. See footnote (4) below for information concerning individuals and entities that may be deemed to own indirectly and beneficially those shares of Valhi Common Stock that VGI, National and Contran directly hold. All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons.

                                                                                  Valhi Common Stock
                                                                  -----------------------------------------------
                                                                        Amount and Nature of          Percent of
Name of Beneficial Owner                                              Beneficial Ownership (1)       Class (1)(2)
------------------------                                          -------------------------------- --------------
Harold C. Simmons (3)...........................................           3,383 (4)                      *
    Valhi Group, Inc. (3).......................................      92,739,554 (4)                    77.6%
    National City Lines, Inc. (3)...............................      10,891,009 (4)                     9.1%
    Contran Corporation (3).....................................       4,142,600 (4)(5)                  3.5%
    Other.......................................................       1,215,000 (4)(6)                  1.0%
                                                                  --------------
                                                                     108,991,546 (4)(5)(6)              91.2%

Thomas E. Barry.................................................           9,000 (7)                      *
Norman S. Edelcup...............................................          34,000 (7)                      *
W. Hayden McIlroy...............................................           1,500                          *
Glenn R. Simmons................................................          13,247 (4)(8)                   *
J. Walter Tucker, Jr............................................         251,725 (4)(7)(9)                *
Steven L. Watson................................................         117,246 (4)(7)                   *
William J. Lindquist............................................         130,000 (4)(7)                   *
Bobby D. O'Brien................................................          80,000 (4)(7)                   *
Gregory M. Swalwell.............................................          96,166 (4)(7)                   *
All current directors and executive officers as a group
    (15 persons)................................................     109,997,476 (4)(5)(6)(7)(8)(9)     91.5%

--------------------

*    Less than 1%.

(1) Except as otherwise noted, the listed individuals and group have sole investment power and sole voting power as to all shares of Valhi Common Stock set forth opposite their names. The number of shares and percentage of ownership of Valhi Common Stock for each person or group assumes the exercise by such person or group (exclusive of the exercise by others) of stock options that such person or group may exercise within 60 days subsequent to the Record Date.

(2) The percentages are based on 119,466,878 shares of Valhi Common Stock outstanding as of the Record Date. Valmont Insurance Company ("Valmont"), NL and a subsidiary of NL directly own 1,000,000, 3,522,967 and 1,186,200 shares of Valhi Common Stock, respectively. Valhi is the direct holder of 100% of the outstanding common stock of Valmont. NL is a majority owned subsidiary of Valhi. Pursuant to Delaware law, Valhi treats these shares as treasury stock for voting purposes. For the purposes of the percentage calculations in this table and footnotes such shares are not deemed outstanding.

(3)  The  business  address of Contran,  National,  VGI and Harold C. Simmons is
     Three  Lincoln  Centre,  5430  LBJ  Freeway,   Suite  1700,  Dallas,  Texas
     75240-2697.

(4) National, NOA, Inc. ("NOA") and Dixie Holding Company ("Dixie Holding") are the direct holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the direct holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. ("Southwest") are the direct holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the direct holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of 100% of the outstanding common stock of Dixie Rice and approximately 88.9% of the outstanding common stock of Southwest.

     Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold
     C. Simmons (the "Trusts"), of which Mr. Simmons is the sole trustee, or is held by Mr. Simmons or persons or other entities related to Mr. Simmons. As sole trustee of the Trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by the Trusts. Mr. Simmons, however, disclaims beneficial ownership of any Contran shares that the Trusts hold.

     Harold C. Simmons is the chairman of the board of VGI, National, NOA, Dixie Holding, Dixie Rice, Southwest and Contran. By virtue of the holding of the offices, the stock ownership and his services as trustee, all as described above, Mr. Simmons may be deemed to control such entities, and Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of the shares of Valhi Common Stock directly held by certain of such other entities. Mr. Simmons, however, disclaims beneficial ownership of the shares of Valhi Common Stock beneficially owned, directly or indirectly, by any of such entities, NL and its subsidiaries or Valmont.

     Glenn R. Simmons, Steven L. Watson and William J. Lindquist are directors of Contran and all of Valhi's executive officers are officers of Contran. Each of such persons disclaims beneficial ownership of the shares of Valhi Common Stock that Contran directly or indirectly beneficially holds.

     The Harold Simmons Foundation, Inc. (the "Foundation") directly holds approximately 0.9% of the outstanding shares of Valhi Common Stock. The Foundation is a tax-exempt foundation organized for charitable purposes. Harold C. Simmons is the chairman of the board of the Foundation. Mr. Simmons, however, disclaims beneficial ownership of any shares of Valhi Common Stock the Foundation holds.

     The Contran Deferred Compensation Trust No. 2 (the "CDCT No. 2") directly holds approximately 0.4% of the outstanding shares of Valhi Common Stock. U.S. Bank National Association serves as the trustee of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran must satisfy the balance of such obligations. Pursuant to the terms of the CDCT No. 2, Contran retains the power to vote the shares held by the CDCT No. 2, retains dispositive power over such shares and may be deemed the indirect beneficial owner of such shares. Mr. Simmons, however, disclaims such beneficial ownership of the shares beneficially owned, directly or indirectly, by the CDCT No. 2, except to the extent of his interest as a beneficiary of the CDCT No. 2.

     The Combined Master Retirement Trust (the "CMRT") directly holds approximately 0.1% of the outstanding shares of Valhi Common Stock. Valhi established the CMRT to permit the collective investment by master trusts that maintain assets of certain employee benefit plans Valhi and related companies adopt. Harold C. Simmons is the sole trustee of the CMRT and a member of the trust investment committee for the CMRT. J. Walter Tucker, Jr. is also a member of the trust investment committee for the CMRT. The Board of Directors selects the trustee and members of the trust investment committee for the CMRT. The Valhi executive officers are participants in one or more of the employee benefit plans that invest through the CMRT. Each of such persons disclaims beneficial ownership of all of the shares of Valhi Common Stock the CMRT holds, except to the extent of his or her individual vested beneficial interest, if any, in the assets the CMRT holds.

     The business address of NOA, Dixie Holding, the Foundation and the CMRT is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana 70542. The business address of Southwest is 402 Canal Street, Houma, Louisiana 70360.

(5) Includes 439,400 shares of Valhi Common Stock the CDCT No. 2 directly holds.

(6) Includes 1,100,000 and 115,000 shares of Valhi Common Stock directly held by the Foundation and the CMRT, respectively.

(7) The shares of Valhi Common Stock shown as beneficially owned by such person or group include the following number of shares such person or group has the right to acquire upon the exercise of stock options granted pursuant to Valhi's stock option plans that such person or group may exercise within 60 days subsequent to the Record Date:

                                                                                   Shares of Valhi Common Stock
                                                                                    Issuable Upon the Exercise
                                                                                         of Stock Options
                               Name of Beneficial Owner                               On or Before May 28, 2004
     ---------------------------------------------------------------------------   ----------------------------
     Thomas E. Barry...........................................................                 6,000
     Norman S. Edelcup.........................................................                 9,000
     J. Walter Tucker, Jr......................................................                 9,000
     Steven L. Watson..........................................................               100,000
     William J. Lindquist......................................................               130,000
     Bobby D. O'Brien..........................................................                80,000
     Gregory M. Swalwell.......................................................                95,000
     All other executive officers of Valhi as a group (5 persons)..............               271,600

(8) The shares of Valhi Common Stock shown as beneficially owned by Glenn R. Simmons include 800 shares his wife holds in her retirement account, with respect to which he disclaims beneficial ownership.

(9) The shares of Valhi Common Stock shown as beneficially owned by J. Walter Tucker, Jr. include 200,000 shares his wife holds, with respect to which he disclaims beneficial ownership, and 19,035 shares held by a corporation of which he is the sole stockholder.


     Valhi understands that Contran and related entities may consider acquiring or disposing of shares of Valhi Common Stock through open-market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of Valhi Common Stock in the market, an assessment of the business of and prospects for Valhi, financial and stock market conditions and other factors deemed relevant by such entities. Valhi may similarly consider acquisitions of shares of Valhi Common Stock and acquisitions or dispositions of securities issued by related entities.

     Ownership of Related Companies. Valhi directors and executive officers own equity securities of certain Valhi related companies.

     Ownership of Kronos Worldwide, NL and TIMET. The following table and footnotes set forth the beneficial ownership, as of the Record Date, of the shares of common stock, par value $0.125 per share, of NL ("NL Common Stock"), the common stock, par value $0.01 per share, of Kronos Worldwide ("Kronos Worldwide Common Stock") and the common stock, par value $0.01 per share, of TIMET ("TIMET Common Stock") held by each director and named executive officer of Valhi and all current directors and executive officers of Valhi as a group. All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons.

                                     Kronos Worldwide                     NL                         TIMET
                                       Common Stock                  Common Stock                 Common Stock
                               ----------------------------  ----------------------------  -------------------------
                                   Amount and      Percent       Amount and      Percent      Amount and     Percent
                                   Nature of          of         Nature of          of        Nature of         of
                                   Beneficial       Class        Beneficial       Class       Beneficial      Class
  Name of Beneficial Owner        Ownership (1)     (1)(2)      Ownership (1)     (1)(3)     Ownership (1)    (1)(4)
----------------------------   ------------------  --------  ------------------  --------  -------------------------
Harold C. Simmons..........         3,042  (5)        *          12,000  (5)(6)     *            -0- (5)       -0-
   NL Industries, Inc......    24,702,400  (5)       50.5%          n/a  (5)        n/a          -0- (5)       -0-
   Valhi, Inc..............    16,029,146  (5)       32.8%   30,135,390  (5)       62.4%      37,168 (5)        1.2%
   Tremont LLC.............     5,180,738  (5)       10.6%   10,215,541  (5)       21.1%   1,261,850 (5)       39.7%
   The Combined Master
     Retirement Trust......           -0-  (5)       -0-            -0-  (5)       -0-       266,812 (5)        8.4%
   Spouse..................        35,233  (5)        *          69,475  (5)        *        214,240 (5)        6.3%
   Other...................           -0-  (5)       -0-            -0-  (5)       -0-         4,760 (5)        *
                               ----------                    ----------                    ---------
                               45,950,559  (5)       93.9%   40,432,406  (5)       83.7%   1,784,830 (5)       52.6%


Thomas E. Barry............           -0-  (5)       -0-            -0-  (5)       -0-           -0- (5)       -0-
Norman S. Edelcup..........           -0-  (5)       -0-            -0-  (5)       -0-           -0- (5)       -0-
W. Hayden McIlroy..........           -0-  (5)       -0-            -0-  (5)       -0-           -0- (5)       -0-
Glenn R. Simmons...........         2,071  (5)        *          12,000  (5)(6)     *          1,000 (5)(6)     *
J. Walter Tucker, Jr.......           -0-  (5)       -0-            -0-  (5)       -0-           -0- (5)       -0-
Steven L. Watson...........         3,549  (5)        *          11,000  (5)(6)     *          3,050 (5)(6)     *
William J. Lindquist.......           -0-  (5)       -0-            -0-  (5)       -0-           -0- (5)       -0-
Bobby D. O'Brien...........           -0-  (5)       -0-            -0-  (5)       -0-           -0- (5)       -0-
Gregory M. Swalwell........           -0-  (5)       -0-            -0-  (5)       -0-           -0- (5)       -0-
All current directors and
   executive officers of
   Valhi as a group (15
   persons) ...............    45,956,432  (5)       93.9%   40,455,906  (5)(6)    83.7%   1,788,890 (5)(6)    52.6%

--------------------
*    Less than 1%.

(1) Except as otherwise noted, the listed individuals and group have sole investment power and sole voting power as to all shares set forth opposite their names. The number of shares and percentage of ownership for each person or group assumes the exercise by such person or group (exclusive of the exercise by others) of stock options that such person or group may exercise within 60 days subsequent to the Record Date.

(2) The percentages are based on 48,943,049 shares of Kronos Worldwide Common Stock outstanding as of the Record Date.

(3) The percentages are based on 48,323,984 shares of NL Common Stock outstanding as of the Record Date.

(4) The percentages are based on 3,179,942 shares of TIMET Common Stock outstanding as of the Record Date.

(5) NL, Valhi and Tremont LLC ("Tremont") are the direct holders of 50.5%, 32.8% and 10.6% of outstanding shares of Kronos Worldwide Common Stock. Valhi and Tremont are the direct holders of approximately 62.4% and 21.1%, respectively, of the outstanding NL Common Stock. Valhi is the direct holder of 100% of the membership interests of Tremont.

     Tremont, the CMRT, Harold C. Simmons' spouse and Valhi are the direct holders of approximately 39.7%, 8.4%, 6.3% and 1.2% of the outstanding TIMET Common Stock. The shares of TIMET Common Stock that Mr. Simmons' spouse owns includes 214,240 shares of TIMET Common Stock that may be acquired upon conversion of 1,600,000 6 5/8% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities of TIMET Capital Trust 1 (the "BUCs") that she directly holds. The shares of TIMET Common Stock that Valhi owns includes 1,968 shares of TIMET Common Stock that may be acquired upon conversion of 14,700 BUCs that Valhi directly holds. Mr. Simmons' spouse's and Valhi's percentage ownership of TIMET Common Stock assumes the full conversion of only the BUCs owned by her or Valhi, respectively.

     See footnotes (2), (4), (5) and (6) to the "Ownership of Valhi" table above for certain information concerning the CMRT, Valhi and other individuals and entities that may be deemed to own indirectly and beneficially shares of Kronos Worldwide, NL and TIMET Common Stock that NL, Valhi, Tremont and the CMRT directly hold, as applicable. The directors and executive officers of Valhi disclaim beneficial ownership of all of the shares of Kronos Worldwide, NL and TIMET Common Stock that the CMRT, NL, Tremont or Valhi directly hold, except to the extent of his or her individual vested beneficial interest, if any, in the assets the CMRT holds.

     A trust, of which Harold C. Simmons and his spouse are trustees and the beneficiaries are the grandchildren of his spouse, is the direct holder of 4,760 shares of TIMET Common Stock. Mr. Simmons, as co-trustee of this trust, has the power to vote and direct the disposition of the shares of TIMET Common Stock the trust holds. Mr. Simmons disclaims beneficial ownership of any shares of TIMET Common Stock that this trust holds directly.

     Harold C. Simmons disclaims beneficial ownership of any and all shares that his spouse directly holds.

(6) The shares of NL and TIMET Common Stock shown as beneficially owned by such person include the following number of shares such person or group has the right to acquire upon the exercise of stock options granted pursuant to NL and TIMET stock option plans that such person may exercise within 60 days subsequent to the Record Date:

                                                    Shares of NL Common Stock     Shares of TIMET Common Stock
                                                   Issuable Upon the Exercise     Issuable Upon the Exercise of
                                                        of Stock Options                  Stock Options
              Name of Beneficial Owner               On or Before May 28, 2004       On or Before May 28, 2004
     ------------------------------------------   -----------------------------  ------------------------------
     Glenn R. Simmons.........................                2,000                            1,000
     Harold C. Simmons........................                6,000                              -0-
     Steven L. Watson.........................                4,000                            1,500

     Valhi has pledged approximately 62.0% of the outstanding shares of NL Common Stock to secure Valhi's bank borrowings. Foreclosure by the lender on this pledge in the event of Valhi's default on the loan, which Valhi believes is unlikely, may at a subsequent date result in a change in control of NL.

     Ownership of CompX. The following table and footnotes set forth the beneficial ownership, as of the Record Date, of the class A common stock, par value $0.01 per share, of CompX ("CompX Class A Common Stock") and the class B common stock, par value $0.01 per share, of CompX ("CompX Class B Common Stock," and collectively with the CompX Class A Common Stock, the "CompX Common Stock") held by each director and named executive officer of Valhi and all current directors and executive officers of Valhi as a group. All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons.

                                                                                                          CompX Class
                                                                                                          A and Class
                                             CompX Class A                     CompX Class B               B Common
                                              Common Stock                     Common Stock (1)              Stock
                                   ----------------------------------  -------------------------------     Combined
                                    Amount and Nature of    Percent     Amount and Nature     Percent     Percent of
                                         Beneficial         of Class      of Beneficial      of Class       Class
Beneficial Owner                         Ownership (2)        (2)(3)       Ownership (2)       (2)(3)       (2)(3)
----------------                   -----------------------  ---------  --------------------  ---------    ----------
Harold C. Simmons.............          82,300  (4)           1.6%             -0-  (4)         -0-           *
   Valcor, Inc................             -0-  (4)            -0-      10,000,000  (4)        100.0%       66.1%
   TIMET Finance Management
     Company..................       1,259,210  (4)          24.6%             -0-  (4)         -0-          8.3%
   Valhi, Inc.................         374,000  (4)           7.3%             -0-  (4)         -0-          2.5%
   Spouse.....................          20,000  (4)             *              -0-  (4)         -0-           *
                                   -----------                         -----------
                                     1,735,510  (4)          33.9%      10,000,000  (4)        100.0%       77.6%

Thomas E. Barry...............             -0-  (4)            -0-             -0-  (4)         -0-          -0-
Norman S. Edelcup.............           2,000  (4)             *              -0-  (4)         -0-           *
W. Hayden McIlroy.............             -0-  (4)            -0-             -0-  (4)         -0-          -0-
Glenn R. Simmons..............          67,100  (4)(5)(6)     1.3%             -0-  (4)         -0-           *
J. Walter Tucker, Jr..........             -0-  (4)            -0-             -0-  (4)         -0-          -0-
Steven L. Watson..............          17,600  (4)(5)          *              -0-  (4)         -0-           *
William J. Lindquist..........          10,000  (4)(5)          *              -0-  (4)         -0-           *
Bobby D. O'Brien..............          10,300  (4)(5)          *              -0-  (4)         -0-           *
Gregory M. Swalwell...........           5,000  (4)(5)          *              -0-  (4)         -0-           *
All current directors and
   executive officers of Valhi
   as a group (15 persons)....       1,865,710  (4)(5)(6)    35.6%      10,000,000  (4)        100.0%       77.9%

--------------------
*    Less than 1%.

(1) Each share of CompX Class B Common Stock entitles the holder to one vote on all matters except the election of directors, on which each share is entitled to ten votes. In certain instances, shares of CompX Class B Common Stock are automatically convertible into shares of CompX Class A Common Stock.

(2) Except as otherwise noted, the listed individuals and group have sole investment power and sole voting power as to all shares set forth opposite their names. The number of shares and percentage of ownership for each person or group assumes the exercise by such person or group (exclusive of the exercise by others) of stock options that such person or group may exercise within 60 days subsequent to the Record Date.

(3) The percentages are based on 5,124,780 shares of CompX Class A Common Stock outstanding as of the Record Date and 10,000,000 shares of CompX Class B Common Stock outstanding as of the Record Date.

(4) Valhi is the direct holder of 100% of the outstanding common stock of Valcor, Inc. ("Valcor"). TIMET is the direct holder of 100% of the outstanding common stock of TIMET Finance Management Company ("TFMC").

     As of the Record Date, Valhi holds, directly and indirectly through TFMC and Valcor, approximately 76.9% of the combined voting power of the CompX Common Stock (approximately 96.7% for the election of directors). See footnotes (2), (4), (5) and (6) to the "Ownership of Valhi" table above for certain information concerning TIMET, Valhi and other individuals and entities that may be deemed to own indirectly and beneficially shares of CompX Common Stock that Valcor, TFMC, and Valhi directly hold. Harold C. Simmons and all other directors and executive officers of Valhi disclaim beneficial ownership of all of the shares of CompX Common Stock that Valcor, TFMC, and Valhi directly hold.

     Harold C. Simmons disclaims beneficial ownership of any and all shares that his spouse directly holds.

(5) The shares of CompX Class A Common Stock shown as beneficially owned by such person or group include the following number of shares such person or group has the right to acquire upon the exercise of stock options that such person or group may exercise within 60 days subsequent to the Record Date:

                                                                                 Shares of CompX Class A Common
                                                                                     Stock Issuable Upon the
                                                                                    Exercise of Stock Options
                             Name of Beneficial Owner                                On or Before May 28, 2004
     ----------------------------------------------------------------------     -----------------------------
     Glenn R. Simmons.......................................................                  55,600
     Steven L. Watson.......................................................                  13,600
     William J. Lindquist...................................................                  10,000
     Bobby D. O'Brien.......................................................                  10,000
     Gregory M. Swalwell....................................................                   5,000
     All other executive officers of Valhi as a group (5 persons)...........                  18,000

(6) The shares of CompX Class A Common Stock shown as beneficially owned by Glenn R. Simmons include 500 shares his wife holds in her retirement account, with respect to which he disclaims beneficial ownership.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                              AND OTHER INFORMATION


     Compensation of Directors. Directors of Valhi who are not employees of Valhi or its affiliates are entitled to receive compensation for their services as directors. Current directors who received such compensation in 2003 were Dr. Thomas E. Barry, Norman S. Edelcup, W. Hayden McIlroy and J. Walter Tucker, Jr. (collectively, the "Nonmanagement Directors").

     Prior to May 19, 2003, Nonmanagement Directors received quarterly retainers of $3,750, plus a fee of $1,000 per day for attendance at meetings and at a daily rate ($125 per hour) for other services rendered on behalf of the Board of Directors or its committees. Nonmanagement Directors also received quarterly retainers of $250 for each committee on which they served. In February 2003, each of the Nonmanagement Directors also received under the 1997 Plan 1,000 shares of Valhi Common Stock and stock options exercisable for 2,000 shares of Valhi Common Stock. These stock options have an exercise price equal to the closing sales price of Valhi Common Stock on the date of grant, have a term of 10 years and fully vest on the first anniversary of the date of grant. Mr. McIlroy was not a director of Valhi prior to May 19, 2003, and, therefore, did not receive this compensation.

     Beginning on May 19, 2003, Nonmanagement Directors received quarterly retainers of $5,000 plus a fee of $1,000 per day for attendance at meetings and at a daily rate ($125 per hour) for other services rendered on behalf of the Board of Directors or its committees. Nonmanagement Directors also received quarterly retainers of $500 for each committee on which they served. After May 19, 2003, if any Nonmanagement Director dies while serving on the Board of Directors, his or her designated beneficiary or estate will be entitled to receive a death benefit equal to the amount of the annual retainer then in effect.

     Throughout the year, Valhi reimbursed its Nonmanagement Directors for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of the Board of Directors or its committees.

     On May 19, 2003, the MD&C Committee also changed the equity compensation paid to the Nonmanagement Directors. The MD&C Committee terminated the annual grant of stock options to the Nonmanagement Directors but authorized a grant of shares of Valhi Common Stock to each Nonmanagement Director on the date of each annual stockholders meeting as determined by the following formula based on the closing price of a share of Valhi Common Stock on the date of grant.

       Range of Closing Price Per                    Shares of Common
      Share on the Date of Grant                    Stock to Be Granted
      ---------------------------                   -------------------
         Under $5.00                                       2,000
         $5.00 to $9.99                                    1,500
         $10.00 to $20.00                                  1,000
         Over $20.00                                         500

In May 2003, the MD&C Committee authorized a grant of shares of Valhi Common Stock only to Mr. McIlroy since his election to the Board of Directors was subsequent to the February 2003 grants of stock and stock options to the Nonmanagement Directors. As a result of the $9.72 per share closing price of Valhi Common Stock on May 21, 2003, Mr. McIlroy received a grant of 1,500 shares Valhi Common Stock.

     Intercorporate Services Agreements. Contran and certain of its subsidiaries, including Valhi, have entered into intercorporate services agreements (collectively, the "ISAs") pursuant to which Contran, among other things, provides the services of all of the named executive officers, to certain of Contran's subsidiaries, including Valhi and its subsidiaries. For a discussion of these ISAs, see "Certain Relationships and Transactions."

     Summary of Cash and Certain Other Compensation of Executive Officers. The Summary Compensation Table set forth below provides information concerning annual and long-term compensation paid or accrued by Valhi and its subsidiaries for services rendered to Valhi and its subsidiaries during 2003, 2002 and 2001 by Valhi's chief executive officer and each of the four other most highly compensated individuals (based on ISA charges to Valhi and its subsidiaries) who were executive officers of Valhi at December 31, 2003.

     All of Valhi's executive officers were employees of Contran for 2003, 2002 and 2001. In 2003, 2002 and 2001, pursuant to the ISAs, Contran, among other things, provided to Valhi and certain of Valhi's subsidiaries the services of all of the named executive officers. Pursuant to the ISAs, Contran charged the other party to the ISA a fee for such officer's services rendered under the ISA. For a discussion of these ISAs, see "Certain Relationships and Transactions."

                           SUMMARY COMPENSATION TABLE

                                                                                    Long Term
                                                                                 Compensation (1)
                                                                                 ----------------
                                                                                      Awards
                                                                                 ----------------
                                               Annual Compensation (2)               Shares
           Name and                         ------------------------------          Underlying        All Other
        Principal Position          Year        Salary           Bonus              Options (#)      Compensation
---------------------------------   -----   --------------    ------------       ----------------  ----------------
Harold C. Simmons................   2003    $2,997,080 (3)    $    -0- (3)                 -0-     $       -0-
Chairman of the Board               2002     3,992,220 (3)         -0- (3)               2,000 (4)         -0-
                                    2001     3,484,000 (3)         -0- (3)               2,000 (4)         -0-

Steven L. Watson.................   2003     1,364,710 (3)         -0- (3)                 -0-           8,150 (7)
President  and Chief  Executive     2002     1,263,680 (3)         -0- (3)               2,000 (4)       9,283 (7)
  Officer                                                                                2,000 (5)
                                                                                           500 (6)
                                    2001     1,040,335 (3)         -0- (3)               2,000 (4)      52,481 (7)
                                                                                         2,000 (5)
                                                                                           500 (6)

William J. Lindquist.............   2003       479,000 (3)         -0- (3)                 -0-           5,845 (7)
Senior Vice President               2002       574,000 (3)         -0- (3)                 -0-           6,657 (7)
                                    2001       432,000 (3)         -0- (3)                 -0-          37,635 (7)

Bobby D. O'Brien.................   2003       638,000 (3)         -0- (3)                 -0-             525 (7)
Vice President, Chief Financial     2002       538,000 (3)         -0- (3)                 -0-             598 (7)
Officer and Treasurer               2001       455,000 (3)         -0- (3)                 -0-           3,380 (7)

Gregory M. Swalwell..............   2003       458,000 (3)         -0- (3)                 -0-             123 (7)
Vice President and Controller       2002       412,000 (3)         -0- (3)                 -0-             140 (7)
                                    2001       407,000 (3)         -0- (3)                 -0-             793 (7)

--------------------

(1) No shares of restricted stock were granted to the named executive officers nor payouts made to the named executive officers pursuant to long-term incentive plans during the last three years. Therefore, the columns for such compensation have been omitted.

(2) No named executive officer received other annual compensation from Valhi or its subsidiaries. Therefore, the column for other annual compensation has been omitted.

(3) The amounts shown in the table as salary for each of the named executive officers represent the portion of the fees Valhi and its subsidiaries paid to Contran pursuant to the ISAs with respect to services such officer rendered to Valhi and its subsidiaries. The amount shown in the table as salary for each of Messrs. Simmons and Watson also includes director fees paid to each of them by Valhi's subsidiaries.

     The components of salary shown in the table for each of the named executive officers are as follows.

                                                     2001                    2002                2003
                                           ----------------------- ---------------------- ----------------
     Harold C. Simmons
       Contran/Valhi ISA Fee............   $       1,000,000       $      1,000,000       $      1,000,000
       Contran/NL ISA Fee...............             950,000                950,000                951,000
       Contran/Tremont ISA Fee..........             980,000                980,000                    -0-
       Contran/CompX ISA Fee............             500,000              1,000,000              1,000,000
       NL Cash Director Fees............              20,000                 19,000                 23,500
       NL Director Stock................              15,250                 15,220                 16,330
       Tremont Cash Director Fees.......              18,750                 28,000                  6,250
                                             ---------------         --------------         --------------
                                           $       3,484,000       $      3,992,220       $      2,997,080
                                             ===============         ==============         ==============

     Steven L. Watson
       Contran/Valhi ISA Fee............   $         746,000 (a)   $        859,000 (a)   $        807,000 (a)
       Contran/NL ISA Fee...............              91,000                167,000                224,000
       Contran/Tremont ISA Fee..........              24,000                 83,000                163,000
       Contran/CompX ISA Fee............              61,000                 42,000                 65,000
       NL Cash Director Fees............              20,000                 19,000                 26,000
       NL Director Stock................              15,250                 15,220                 16,330
       Tremont Cash Director Fees.......              18,750                 28,750                  6,250
       TIMET Cash Director Fees.........              24,050                 19,700                 16,350
       TIMET Director Stock.............              14,210                  3,860                 11,955
       CompX Cash Director Fees.........              20,000                 19,000                 20,500
       CompX Director Stock.............               6,075                  7,150                  8,325
                                             ---------------         --------------         --------------
                                           $       1,040,335       $      1,263,680       $      1,364,710
                                             ===============         ==============         ==============

     William J. Lindquist
       Contran/Valhi ISA Fee............   $         284,000 (a)   $        420,000 (a)   $        195,000 (a)
       Contran/NL ISA Fee...............               8,000                 90,000                222,000
       Contran/TIMET ISA Fee............                 -0-                    -0-                 11,000
       Contran/Tremont ISA Fee..........              40,000                 23,000                 11,000
       Contran/CompX ISA Fee............             100,000                 41,000                 40,000
                                             ---------------         --------------         --------------
                                           $         432,000       $        574,000       $        479,000
                                             ===============         ==============         ==============

     Bobby D. O'Brien
       Contran/Valhi ISA Fee............   $         382,000 (a)   $        334,000 (a)   $        426,000 (a)
       Contran/NL ISA Fee...............              44,000                167,000                165,000
       Contran/Tremont ISA Fee..........              29,000                 37,000                 47,000
                                             ---------------         --------------         --------------
                                           $         455,000       $        538,000       $        638,000
                                             ===============         ==============         ==============

     Gregory M. Swalwell
       Contran/Valhi ISA Fee............   $         201,000 (a)   $        192,000 (a)   $        201,000 (a)
       Contran/NL ISA Fee...............             114,000                127,000                154,000
       Contran/TIMET ISA Fee............                 -0-                    -0-                 77,000
       Contran/Tremont ISA Fee..........              69,000                 70,000                    -0-
       Contran/CompX ISA Fee............              23,000                 23,000                 26,000
                                             ---------------         --------------         --------------
                                           $         407,000       $        412,000       $        458,000
                                             ===============         ==============         ==============

     (a)  Includes   amounts  Contran   charged   pursuant  to  ISAs  to  Medite
          Corporation, an indirect wholly owned subsidiary of Valhi, and Waste Control Specialists LLC, an indirect subsidiary of Valhi.

(4) Represents shares of NL Common Stock underlying stock options NL granted to this named executive officer.

(5) Represents shares of CompX Class A Common Stock underlying stock options CompX granted to this named executive officer.

(6) Represents shares of TIMET Common Stock underlying stock options TIMET granted to this named executive officer.

(7) All other compensation for the last three years for each of the following named executive officers consisted of interest accruals on the executive officer's unfunded deferred compensation reserve accounts attributable to certain limits under the Internal Revenue Code of 1986, as amended (the "Code"), with respect to such officer's former participation in Valhi's deferred incentive plan and Valhi's former defined benefit pension plan, which accounts are payable upon the named executed officer's retirement from, or the termination of his employment with, Valhi (or its affiliates) or upon his death to his beneficiaries. The agreements for these unfunded reserve accounts provide that the balance of such accounts accrue credits in lieu of interest compounded quarterly. Pursuant to SEC rules, the amounts shown represent the portion of the credit accruals to the unfunded reserve accounts that exceeds 120% of the applicable federal long-term rate as prescribed by the Code (the "AFR Rate"). The AFR Rate used for such computations was the 120% AFR Rate for quarterly compounding in effect for the month of the respective quarter that the credit accrual was added to the account.

     No Grants of Stock Options or Stock Appreciation Rights. Neither Valhi nor any of its parent or subsidiary corporations granted any stock options or stock appreciation rights ("SARs") to the named executive officers during 2003.

     Stock Option Holdings. The following table provides information concerning the value of unexercised stock options for Valhi, NL and TIMET Common Stock and CompX Class A Common Stock the named executive officers held as of December 31, 2003. Neither Valhi nor any of its parent or subsidiary companies has granted any SARs nor has Kronos Worldwide granted any stock options exercisable for Kronos Worldwide Common Stock.

                         DECEMBER 31, 2003 OPTION VALUES

                                                        Number of Shares Underlying       Value of Unexercised
                                                          Unexercised Options at          In-the-Money Options
                       Name                                December 31, 2003 (#)        at December 31, 2003 (1)
--------------------------------------------------     -----------------------------  ------------------------------
                                                        Exercisable    Unexercisable    Exercisable    Unexercisable
                                                       ------------    -------------  -------------  ---------------
Harold C. Simmons
   NL Stock Options...............................            8,000              -0-  $      40,330   $         -0-

Steven L. Watson
   Valhi Stock Options............................          140,000              -0-      1,060,240             -0-
   NL Stock Options...............................            4,000              -0-         13,030             -0-
   TIMET Stock Options............................            1,500              -0-         13,523             -0-
   CompX Stock Options............................           12,400            3,600            -0-             -0-
                                                       ------------   --------------   ------------   -------------
                                                            157,900            3,600      1,086,793             -0-
William J. Lindquist
   Valhi Stock Options............................          131,700            6,000        838,213          17,760
   CompX Stock Options............................           10,000              -0-            -0-             -0-
                                                       ------------   --------------   ------------   -------------
                                                            141,700            6,000        838,213          17,760
Bobby D. O'Brien
   Valhi Stock Options............................           75,400            6,000        355,800          17,760
   CompX Stock Options............................           10,000              -0-            -0-             -0-
                                                       ------------   --------------   ------------   -------------
                                                             85,400            6,000        355,800          17,760
Gregory M. Swalwell
   Valhi Stock Options............................           85,400           16,000        450,300          57,360
   CompX Stock Options............................            5,000              -0-            -0-             -0-
                                                       ------------   --------------   ------------   -------------
                                                             90,400           16,000        450,300          57,360

--------------------

(1) Each aggregate value reflected in the table is based on the difference between the exercise price of the individual stock options and the closing sales price of such underlying common stock as reported on the New York Stock Exchange on December 31, 2003. Such closing sales prices were: $14.96 per share for Valhi Common Stock, $11.70 per share for NL Common Stock, $52.51 per share for TIMET Common Stock and $6.40 per share for CompX Class A Common Stock.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides summary information as of December 31, 2003 with respect to Valhi's equity compensation plans under which Valhi's equity securities may be issued to employees or nonemployees (such as directors, consultants, advisers, vendors, customers, suppliers and lenders) in exchange for consideration in the form of goods or services. The 1997 Plan and the 1987 Plan, both of which have been approved by Valhi's stockholders, are the only such equity compensation plans.

                                         Column (A)                   Column (B)                   Column (C)
                                --------------------------    -------------------------    -------------------------
                                                                                             Number of Securities
                                                                                            Remaining Available for
                                                                                             Future Issuance Under
                                Number of Securities to be    Weighted-Average Exercise    Equity Compensation Plans
                                  Issued Upon Exercise of       Price of Outstanding         (Excluding Securities
                                   Outstanding Options,               Options,                   Reflected in
        Plan Category                Warrants and Rights          Warrants and Rights              Column (A))
---------------------------     --------------------------    -------------------------    -------------------------
Equity  compensation  plans
approved     by    security
holders....................             1,084,600                       $9.24                     4,059,500

Equity  compensation  plans
not  approved  by  security
holders....................                   -0-                         -0-                           -0-

Total......................             1,084,600                       $9.24                     4,059,500

                       CODE OF BUSINESS CONDUCT AND ETHICS

     Valhi has adopted a code of business conduct and ethics that applies to all of Valhi's directors, officers and employees, including Valhi's principal executive officer, principal financial officer, principal accounting officer and controller. Any person may obtain a copy of the code, without charge, by sending a written request to Valhi's corporate secretary at Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. Only the Board of Directors may amend the code. Valhi does not have a website upon which to post the code. Only Valhi's audit committee or other committee of the Board of Directors with specific delegated authority may grant a waiver under the code. Valhi will disclose amendments to, or waivers under, the code as required by law and the applicable rules of the NYSE.

                         CORPORATE GOVERNANCE GUIDELINES

     Valhi intends to adopt corporate governance guidelines that will comply with the NYSE listing standards. Valhi does not have a website upon which to post the guidelines or Valhi's audit committee charter. Any person may obtain a copy of the guidelines (when adopted), without charge, by sending a written request to Valhi's corporate secretary at Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Valhi's executive officers, directors and persons who own more than 10% of a registered class of Valhi's equity securities to file reports of ownership with the SEC, the NYSE and Valhi. Based solely on the review of the copies of such forms and representations by certain reporting persons received, Valhi believes that for 2003 its executive officers, directors and 10% stockholders complied with all applicable filing requirements under section 16(a).

                        REPORT ON EXECUTIVE COMPENSATION

     During 2003, Valhi's Nonmanagement Directors and the MD&C Committee administered matters regarding the compensation of Valhi's executive officers. Such individuals in their respective capacities submit this report, as set forth below.

     The Board of Directors, with directors other than the Nonmanagement Directors abstaining, considered and approved the terms of the 2003 Contran/Valhi ISA, pursuant to which Contran provided certain services to Valhi, including the services of Mr. Harold C. Simmons and all of Valhi's other executive officers. The amount of the fee Valhi pays under the Contran/Valhi ISA with respect to each of its executive officers and others who provide services to Valhi pursuant to the Contran/Valhi ISA represents, in the view of the Board of Directors, the reasonable equivalent of "compensation" for such services.

     In considering the fee Valhi pays under the Contran/Valhi ISA, the Nonmanagement Directors considered the overall fee charged under the Contran/Valhi ISA for the services provided Valhi. No specific formulas, guidelines or comparable positions were considered in determining the amount of such fee, nor was there any specific relationship between Valhi's current or future performance and the level of such fee.

     The MD&C Committee administers matters regarding the stock-based compensation of Valhi's executive officers. With regard to stock-based compensation (e.g. stock bonuses, stock options, restricted stock or stock appreciation rights, among other types of stock-based compensation), Valhi's management makes recommendations, as modified or approved by the chairman of the board in his reasonable business judgment, to the MD&C Committee and it determines whether to grant the recommended stock-based compensation. Consistent with management's recommendation and the MD&C Committee's determination in 2003, the MD&C Committee did not grant any stock-based compensation and currently does not anticipate granting stock-based compensation to anyone other than annual grants of stock to the Nonmanagement Directors for their services as directors.

     Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the company's chief executive officer and four other most highly compensated executive officers. It is Valhi's general policy to structure the performance-based portion of the compensation of its executive officers in a manner that enhances Valhi's ability to deduct fully such compensation.

     The following individuals in the capacities indicated submit the foregoing report.

      Norman S. Edelcup                        Dr. Thomas E. Barry
      Nonmanagement Director and chairman      Nonmanagement Director and member
      of the MD&C Committee                    of the MD&C Committee

      W. Hayden McIlroy                        J. Walter Tucker, Jr.
      Nonmanagement Director                   Nonmanagement Director

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Relationships with Related Parties. As set forth under "Security Ownership," Harold C. Simmons, through Contran, may be deemed to control Valhi. Valhi and other entities that may be deemed to be controlled by or affiliated with Mr. Simmons sometimes engage in (a) intercorporate transactions such as guarantees, management and expense sharing arrangements, shared fee arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties and
(b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of an equity interest in another related party. Valhi continuously considers, reviews and evaluates and understands that Contran and related entities consider, review and evaluate transactions of the type described above. Depending upon the business, tax and other objectives then relevant, it is possible that Valhi might be a party to one or more of such transactions in the future. In connection with these activities Valhi may consider issuing additional equity securities or incurring additional indebtedness. Valhi's acquisition activities have in the past and may in the future include participation in the acquisition or restructuring activities conducted by other companies that may be deemed to be controlled by Mr. Simmons. It is the policy of Valhi to engage in transactions with related parties on terms, in the opinion of Valhi, no less favorable to Valhi than could be obtained from unrelated parties.

     Certain directors or executive officers of Contran, CompX, Keystone, Kronos Worldwide, NL or TIMET also serve as directors or executive officers of Valhi. Such relationships may lead to possible conflicts of interest. These possible conflicts may arise from the duties of loyalty owed by persons acting as corporate fiduciaries to two or more companies under circumstances in which such companies may have adverse interests. No specific procedures are in place that govern the treatment of transactions among Valhi and its related entities, although such entities may implement specific procedures as appropriate for particular transactions. In addition, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors owe fiduciary duties of good faith and fair dealing to all stockholders of the companies for which they serve.

     Intercorporate Services Agreements. Valhi and certain related companies have entered into ISAs. The parties to each ISA, in exchange for agreed upon fees and reimbursements of costs, agree to render certain services to the other, which services may include executive officer services rendered to one party by employees of the other. The services rendered under the ISAs may include executive, management, financial, internal audit, accounting, tax, legal, insurance, risk management, treasury, aviation, human resources, technical, consulting, administrative, office, occupancy and other services as required from time to time in the ordinary course of the recipient's business. The fees paid pursuant to the ISAs are generally based upon the estimated percentage of time individual employees, including executive officers, devote to certain matters on behalf of the recipient of the services and the employer's cost in providing such services. Each of the ISAs in their current form has an initial term that expires on December 31, 2004 and thereafter automatically extends on a quarter-to-quarter basis, generally subject to the termination by either party pursuant to a written notice delivered 30 days prior to the start of the next quarter.

     Under the Contran/Valhi ISA, Valhi paid Contran fees of approximately $4.3 million for services rendered under this ISA in 2003. Valhi anticipates paying Contran $4.1 million for services rendered under the Contran/Valhi ISA in 2004.

     Under the ISA between Contran and NL, NL paid Contran net fees of approximately $2.0 million for services rendered in 2003, which represented approximately $2.3 million for services Contran rendered to NL less approximately $0.3 million for certain administrative support services NL rendered to Contran. NL also paid directors fees and expenses directly to Messrs. Glenn and Harold Simmons and Mr. Watson for their services as NL directors. NL anticipates paying Contran approximately $3.6 million for services rendered under the Contran/NL ISA in 2004.

     Under the ISA between Contran and Tremont, Tremont paid Contran fees of approximately $0.5 million for services rendered under this ISA in 2003. Under the ISA between Contran and TIMET, TIMET paid Contran approximately $0.3 million under this ISA for 2003. Under the ISA between TIMET and Tremont, Tremont paid TIMET approximately $0.2 million under this ISA for 2003. In 2003, Tremont paid director fees and expenses directly to Messrs. Glenn and Harold Simmons and Mr. Watson for their services as Tremont directors and TIMET paid director fees and expenses directly to Messrs. Glenn Simmons and Mr. Watson for their services as TIMET directors. In 2004, Contran, Tremont and TIMET entered into a joint ISA covering, among other things, the provision of services by Contran to TIMET and the provision of services by TIMET to Tremont. Under this ISA, in 2004, TIMET expects to pay Contran approximately $1.2 million, representing the net cost of the Contran services to TIMET of $1.3 million less approximately $0.1 million for the TIMET services to be provided to Tremont and certain occupancy and related TIMET services to be provided to Contran, and Tremont expects to pay Contran for the TIMET services to Tremont.

     Under the ISA between Contran and CompX, CompX paid Contran fees of approximately $2.1 million for services rendered under this ISA in 2003. In addition, CompX paid Valhi approximately $18,000 in rent for 2003 for use of a portion of Valhi's corporate office space as CompX's principal offices. CompX also paid director fees and expenses directly to Messrs. Glenn Simmons and Watson for their services as CompX directors. CompX anticipates paying Contran approximately $2.3 million for services rendered under the Contran/CompX ISA in 2004.

     Under the ISA between Contran and Waste Control Specialists LLC, an indirect subsidiary of Valhi ("WCS"), WCS paid Contran fees of approximately $0.7 million for such services rendered in 2003. WCS anticipates paying Contran approximately $1.0 million for services rendered under the Contran/WCS ISA in 2004.

     Under the ISA between Contran and Medite Corporation, an indirect wholly owned subsidiary of Valhi ("Medite"), Medite paid Contran fees of approximately $0.2 million for such services rendered in 2003. Medite anticipates paying Contran approximately $0.2 million for services rendered under the Contran/Medite ISA in 2004.

     Effective November 6, 2003, Kronos Worldwide entered into an ISA with Contran, which ISA was amended as of January 1, 2004. Kronos Worldwide expects to pay Contran $4.4 million for its services under this ISA in 2004. Kronos Worldwide also pays director fees and expenses directly to Messrs. Glenn and Harold Simmons and Mr. Watson for their services as Kronos Worldwide directors.

     Loans Between Related Parties. In 2001, a wholly owned subsidiary of NL Environmental Management Services, Inc. ("EMS"), a majority-owned subsidiary of NL, loaned $20 million to one of the Trusts, the Harold C. Simmons Family Trust No. 2 ("Family Trust No. 2"), under a $25 million revolving credit agreement. Special independent committees of NL's and EMS' boards of directors approved the loan. The loan bears interest at the prime rate (4.00% at December 31, 2003), is due on demand with sixty days notice and is collateralized by 13,749 shares, or approximately 35%, of Contran's outstanding Class A voting common stock and 5,000 shares, or 100%, of Contran's Series E Cumulative preferred stock, both of which are owned by the Family Trust No. 2. The value of this collateral is dependent in part on the value of Valhi as Contran's interest in Valhi is one of Contran's more substantial assets. At December 31, 2003, the outstanding loan balance under the revolving credit agreement was $14.0 million.

     From time to time, other loans and advances are made between Valhi and various related parties pursuant to term and demand notes. These loans and advances are entered into principally for cash management purposes. When Valhi loans funds to related parties, the lender is generally able to earn a higher rate of return on the loan than the lender would earn if the funds were invested in other instruments. While certain of such loans may be of a lesser credit quality than cash equivalent instruments otherwise available to Valhi, Valhi believes that it has evaluated the credit risks involved, and that those risks are reasonable and reflected in the terms of the applicable loans. When Valhi borrows from related parties, it is generally able to pay a lower rate of interest than it would pay if it borrowed from other parties. Interest income on all such cash management loans to related parties was approximately $0.7 million in 2003. Interest expense on all such cash management loans from related parties was approximately $0.2 million in 2003.

     Insurance Matters. Contran and Valhi participate in a combined risk management program. Pursuant to the program, Contran and certain of its subsidiaries and affiliates, including Valhi and certain of its subsidiaries and affiliates, purchase certain of their insurance policies as a group, with the costs of the jointly owned policies being apportioned among the participating companies. Tall Pines Insurance Company ("Tall Pines"), Valmont and EWI RE, Inc. ("EWI") provide for or broker these insurance policies. Tall Pines and Valmont are captive insurance companies wholly owned by Valhi, and EWI is a reinsurance brokerage firm wholly owned by NL. A son-in-law of Harold C. Simmons serves as EWI's chairman of the board and chief marketing officer and is compensated as an employee of EWI. Consistent with insurance industry practices, Tall Pines, Valmont and EWI receive commissions from insurance and reinsurance underwriters for the policies that they provide or broker.

     With respect to certain of such jointly owned insurance policies, it is possible that unusually large losses incurred by one or more insureds during a given policy period could leave the other participating companies without adequate coverage under that policy for the balance of the policy period. As a result, Contran and certain of its subsidiaries or affiliates, including Valhi and certain of its subsidiaries or affiliates, have entered into a loss sharing agreement under which any uninsured loss is shared by those entities who have submitted claims under the relevant policy. Valhi believes the benefits in the form of reduced premiums and broader coverage associated with the group coverage for such policies justify the risks associated with the potential for any uninsured loss.

     During 2003, Contran and its related parties paid premiums of approximately $16.7 million for policies Tall Pines or Valmont provided or EWI brokered, including approximately $14.5 million Valhi and its subsidiaries paid. These amounts principally included payments for reinsurance and insurance premiums paid to unrelated third parties, but also included commissions paid to Tall Pines, Valmont and EWI. In Valhi's opinion, the amounts that Valhi and its subsidiaries paid for these insurance policies and the allocation among Valhi and its affiliates of relative insurance premiums are reasonable and at least as favorable to those they could have obtained through unrelated insurance companies or brokers. Valhi expects that these relationships with Tall Pines, Valmont and EWI will continue in 2004.

     Federal and State Income Tax Matters. Valhi and its qualifying subsidiaries are members of Contran's consolidated U.S. federal tax group and Valhi and its qualifying subsidiaries are also part of consolidated tax returns filed by Contran in certain U.S. state jurisdictions (collectively, the "Contran Tax Group"). The policy for intercompany allocations of income taxes provides that subsidiaries included in the Contran Tax Group compute their provision for U.S. income taxes on a separate company basis using the tax elections made by Contran. Generally, subsidiaries make payments to, or receive payments from, Contran in the amount they would have paid to, or received from, the U.S. Internal Revenue Service or applicable state taxing authorities had they not been members of the Contran Tax Group. Refunds are limited to amounts previously paid to Contran. In 2003, Valhi paid Contran a net $1.5 million under this policy.

                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total stockholder return on Valhi Common Stock against the cumulative total return of the S&P 500 Stock Index and the S&P 500 Industrial Conglomerates Index for the period of five fiscal years commencing December 31, 1998 and ending December 31, 2003. The graph shows the value at December 31 of each year assuming an original investment of $100 and the reinvestment of dividends to stockholders.

         Comparison of Cumulative Return Among Valhi, Inc. Common Stock, the S&P 500 Index and the S&P 500 Industrial Conglomerates Index

                          [PERFORMANCE GRAPH GOES HERE]

                                                                    December 31,
                                   1998           1999           2000          2001           2002          2003
                               -------------  -------------  ------------  -------------  ------------  ----------
Valhi, Inc.................         $100          $  94          $ 105         $ 118          $  79         $ 145

S&P 500 Index..............          100            121            110            97             76            97

S&P 500 Industrial
  Conglomerates Index......          100            144            145           130             77           104

                             AUDIT COMMITTEE REPORT

     The audit committee of the Board of Directors of Valhi is comprised of three directors and operates under a written charter adopted by the Board of Directors. All members of the audit committee meet the independence standards established by the Board of Directors and the NYSE and promulgated by the SEC under the Sarbanes-Oxley Act of 2002. The Board of Directors adopted revisions to the audit committee's charter in February 2004. The revised audit committee charter is included as Appendix A to this proxy statement. Upon request, Valhi will furnish a copy of the audit committee charter without charge. Such requests should be addressed to: Corporate Secretary, Valhi, Inc., Three Lincoln Center, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

     Valhi's management is responsible for preparing Valhi's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Valhi's independent auditor is responsible for auditing Valhi's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for expressing an opinion on the conformity of Valhi's financial statements with GAAP. The audit committee assists the Board of Directors in fulfilling its responsibility to oversee management's implementation of Valhi's financial reporting process. In its oversight role, the audit committee reviewed and discussed the audited financial statements with management and with PricewaterhouseCoopers LLP ("PwC"), Valhi's independent auditor for 2003.

     The audit committee met privately with PwC and discussed any issues deemed significant by the independent auditor, including the required matters to be discussed by Statement of Auditing Standards No. 61, Communication with Audit
Committee, as amended. PwC has provided to the audit committee written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and the audit committee discussed with PwC that firm's independence. The audit committee also concluded that PwC's provision of non-audit services to Valhi and its affiliates is compatible with PwC's independence.

     Based upon the foregoing considerations, the audit committee recommended to the Board of Directors that Valhi's audited financial statements be included in its Annual Report on Form 10-K for 2003.

     Members of the audit committee of the Board of Directors respectfully submit the foregoing report.

  Norman S. Edelcup         Dr. Thomas E. Barry         W. Hayden McIlroy
  Chairman of               Member of                   Member of
  the Audit Committee       the Audit Committee         the Audit Committee

                           INDEPENDENT AUDITOR MATTERS

     Independent Auditor. PwC served as Valhi's independent auditor for the year ended December 31, 2003. Valhi's audit committee has appointed PwC to review Valhi's quarterly unaudited consolidated financial statements to be included in its Quarterly Reports on Form 10-Q for the first three quarters of 2004. Valhi expects PwC will be considered for appointment to audit Valhi's annual consolidated financial statements for the year ending December 31, 2004. Representatives of PwC are not expected to attend the Meeting.

     Fees Paid to PwC. The following table shows the aggregate fees PwC has billed or is expected to bill to Valhi and its subsidiaries for services rendered for 2002 and 2003.

                                                              Audit
                                               Audit         Related           Tax         All Other
               Entity (1)                     Fees (2)       Fees (3)        Fees (4)       Fees (5)      Total
---------------------------------------    -------------  -------------   -------------  -------------  ----------
Valhi and Subsidiaries
    2002 (6)...........................    $   373,800    $    16,400     $      -0-     $      -0-     $   390,200
    2003...............................        295,000         20,325            -0-            -0-         315,325

NL and Subsidiaries
    2002...............................         83,967         34,167            -0-            -0-         118,134
    2003...............................        395,211         57,183            -0-            -0-         452,394

Kronos Worldwide and Subsidiaries
    2002...............................      1,534,425         77,134         41,826          2,206       1,655,591
    2003...............................        834,399         73,773        124,873            -0-       1,033,045

CompX and Subsidiaries
    2002...............................        283,058         53,839         54,632         10,680         402,209
    2003...............................        321,031         12,932         37,354         25,810         397,127

TIMET and Subsidiaries (7)
    2002...............................        397,000          5,000         64,500            -0-         466,500
    2003...............................        552,000         24,600         44,300            -0-         620,900

Total
    2002...............................      2,672,250        186,540        160,958         12,886       3,032,634
    2003...............................      2,397,641        188,813        206,527         25,810       2,818,791

--------------------

(1)  Fees are reported without duplication.

(2)  Fees for the following services:

     (a)  audits of consolidated year-end financial statements for each year;
     (b) reviews of the unaudited quarterly financial statements appearing in Forms 10-Q for each of the first three quarters of each year; (c) consents and assistance with registration statements filed with the SEC;
     (d) normally provided statutory or regulatory filings or engagements for each year; and
     (e) the estimated out-of-pocket costs PwC incurred in providing all of such services for which PwC is reimbursed.

(3) Fees for assurance and related services reasonably related to the audit or review of financial statements for each year. These services included employee benefit plan audits, accounting consultations and attest services concerning financial accounting and reporting standards and advice concerning internal controls.

(4)  Fees for tax compliance, tax advice and tax planning services.

(5) Fees for all services not described in the other categories. For 2002, the disclosed fees include consulting and certain software and payroll administration services. For 2003, the disclosed fees include fees for an annual software license and maintenance and an agreed upon procedures report for the Dutch government related to a CompX employee severance plan.

(6)  Includes fees paid by Tremont.

(7)  Valhi accounts for its interest in TIMET by the equity method.

     Preapproval Policies and Procedures. Valhi's audit committee has adopted a preapproval policy, a copy of which is attached as Appendix B to this proxy statement. As of May 6, 2003, the audit committee became responsible for preapproving every engagement of PwC to perform audit or nonaudit services on behalf of Valhi or any of its subsidiaries other than Valhi's publicly held subsidiaries and their respective subsidiaries. Since May 6, 2003, Valhi's audit committee preapproved all of such services. Each of CompX, NL, Kronos Worldwide and TIMET has their own audit committee that has adopted a preapproval policy similar to Valhi's policy.

                                  OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Meeting. If any other matters properly come before the Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their reasonable judgment.

   STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2005 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at Valhi's annual stockholders meetings, consistent with rules adopted by the SEC. Valhi must receive such proposals not later than December 24, 2004 to be considered for inclusion in the proxy statement and form of proxy card relating to the Annual Meeting of Stockholders in 2005. Valhi's bylaws require that the proposal must set forth a brief description of the proposal, the name and address of the proposing stockholder as they appear on Valhi's books, the number of shares of Valhi Common Stock the stockholder holds and any material interest the stockholder has in the proposal.

     The Board of Directors will consider the director nominee recommendations of Valhi stockholders. Valhi's bylaws require that a nomination set forth the name and address of the nominating stockholder, a representation that the stockholder will be a stockholder of record entitled to vote at the annual stockholders meeting and intends to appear in person or by proxy at the meeting to nominate the nominee, a description of all arrangements or understandings between the stockholder and the nominee (or other persons pursuant to which the nomination is to be made), such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the consent of the nominee to serve as a Valhi director if elected.

     The Board of Directors has no specific minimum qualifications for director candidates. The Board of Directors will consider a potential director nominee's ability to satisfy the need, if any, for any required expertise on the Board of Directors or one of its committees. Historically, Valhi's management has recommended director nominees to the Board of Directors. Because under the NYSE listing standards Valhi may be deemed to be a controlled company, the Board of Directors believes that it is appropriate that Valhi not have any additional policies or procedures with regard to the consideration of director candidates recommended by its stockholders.

     For proposals or director nominations to be brought at the 2005 Annual Meeting of Stockholders but not included in the proxy statement for such meeting, Valhi's bylaws require that the proposal or nomination must be delivered or mailed to the principal executive offices of Valhi in most cases no later than March 9, 2005. Proposals and nominations should be addressed to:
Corporate Secretary, Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Stockholders who wish to communicate with the Board of Directors may do so through the following procedures. Stockholder communications not involving complaints or concerns regarding accounting, internal accounting controls and auditing matters related to Valhi ("Accounting Complaints or Concerns") may be sent to Valhi's corporate secretary at Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. Stockholder communications that relate to matters that are within the scope of the responsibilities of the Board of Directors and its committees, or summaries of such communications, will be forwarded to the chairman of the audit committee.

     Accounting Complaints or Concerns, which may be made anonymously, should be sent to Valhi's general counsel with a copy to Valhi's chief financial officer at the same address as the corporate secretary. Accounting Complaints or Concerns will be forwarded to the chairman of the audit committee. Valhi will keep Accounting Complaints or Concerns confidential and anonymous, to the extent feasible, subject to applicable law. Information contained in an Accounting Complaint or Concern may be summarized, abstracted and aggregated for purposes of analysis and investigation.

                         2003 ANNUAL REPORT ON FORM 10-K

     A copy of Valhi's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC, is included as part of the annual report mailed to Valhi's stockholders with this proxy statement.

                                ADDITIONAL COPIES

     Pursuant to an SEC rule concerning the delivery of annual reports and proxy statements, a single set of these documents may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. Certain beneficial stockholders who share a single address may have received a notice that only one annual report and proxy statement would be sent to that address unless a stockholder at that address gave contrary instructions. If, at any time, a stockholder who holds shares through a broker no longer wishes to participate in householding and would prefer to receive a separate proxy statement and related materials, or if such stockholder currently receives multiple copies of the proxy statement and related materials at his or her address and would like to request householding of Valhi communications, the stockholder should notify his or her broker. Additionally, Valhi will promptly deliver a separate copy of Valhi's 2003 annual report or this proxy statement to any stockholder at a shared address to which a single copy of such documents was delivered, upon the written or oral request of the stockholder.

     To obtain copies of Valhi's 2003 annual report or this proxy statement without charge, please mail your request to A. Andrew R. Louis, Corporate Secretary, at Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697, or call him at 972.233.1700.

                                   VALHI, INC.




                                   Dallas, Texas
                                   April 23, 2004

                                   Appendix A

                                   VALHI, INC.

                             AUDIT COMMITTEE CHARTER

                            ADOPTED FEBRUARY 26, 2004

                                ----------------

                                   ARTICLE I.
                                    PURPOSE

     The audit committee assists the board of directors' oversight responsibilities relating to the financial accounting and reporting processes and auditing processes of the corporation. The audit committee shall assist in the oversight of:

     -    the integrity of the corporation's financial statements;

     -    the corporation's compliance with legal and regulatory requirements;

     -    the independent auditor's qualifications and independence; and

     - the performance of the corporation's internal audit function and independent auditor.

                                   ARTICLE II.
            RELATIONSHIP WITH MANAGEMENT AND THE INDEPENDENT AUDITOR

     Management is responsible for preparing the corporation's financial statements. The corporation's independent auditor is responsible for auditing the financial statements. The activities of the audit committee are in no way designed to supersede or alter these traditional responsibilities. The corporation's independent auditor and management have more time, knowledge and detailed information about the corporation than do the audit committee members. Accordingly, the audit committee's role does not provide any special assurances with regard to the corporation's financial statements. Each member of the audit committee, in the performance of such member's duties, will be entitled to rely in good faith upon the information, opinions, reports or statements presented to the audit committee by any of the corporation's officers or employees or by any other person as to matters such member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

                                  ARTICLE III.
                             AUTHORITY AND RESOURCES

     The audit committee shall have the authority and resources necessary or appropriate to discharge its responsibilities. The audit committee shall be provided with full access to all books, records, facilities and personnel of the corporation in carrying out its duties. The audit committee shall have the sole authority with regard to the independent auditor as set forth in Article V, and the authority to engage independent counsel and other advisors, as it determines is necessary to carry out its duties. The corporation shall provide appropriate funding, as the audit committee determines is necessary or appropriate in carrying out its duties, for the committee to engage and compensate the independent auditor or legal counsel or other advisors to the committee, and to pay the committee's ordinary administrative expenses.

                                   ARTICLE IV.
                            COMPOSITION AND MEETINGS

     The board of directors shall set the number of directors comprising the audit committee from time to time, which number shall not be less than three. The board of directors shall designate a chairperson of the audit committee. The number of directors comprising the audit committee and the qualifications, which members will all be financially literate with at least one being an audit committee financial expert, and independence of each member of the audit committee shall at all times satisfy all applicable requirements, regulations or laws, including, without limitation, the rules of any exchange or national securities association on which the corporation's securities trade. Simultaneous service on more than three non-affiliated public company audit committees requires a special determination by the board of directors and, if required, disclosure in the annual proxy statement. The board of directors shall determine, in its business judgment, whether the members of the audit committee satisfy all such requirements, regulations or laws.

     The audit committee shall meet at least quarterly and as circumstances dictate. Regular meetings of the audit committee may be held with or without prior notice at such time and at such place as shall from time to time be determined by the chairperson of the audit committee, any of the corporation's executive officers or the secretary of the corporation. Special meetings of the audit committee may be called by or at the request of any member of the audit committee, any of the corporation's executive officers, the secretary of the corporation or the independent auditor, in each case on at least twenty-four hours notice to each member.

     A majority of the audit committee members shall constitute a quorum for the transaction of the audit committee's business. The audit committee shall act upon the vote of a majority of its members at a duly called meeting at which a quorum is present. Any action of the audit committee may be taken by a written instrument signed by all of the members of the audit committee. Meetings of the audit committee may be held at such place or places as the audit committee shall determine or as may be specified or fixed in the respective notice or waiver of notice for a meeting. Members of the audit committee may participate in audit committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

                                   ARTICLE V.
                                RESPONSIBILITIES

     To fulfill its responsibilities, the audit committee shall perform the following activities.

Financial Disclosure

     - Review and discuss the corporation's annual audited financial statements and quarterly financial statements with management and the independent auditor, and the corporation's related disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     - Recommend to the board of directors, if appropriate, that the audited financial statements be included in the corporation's Annual Report on Form 10-K to be filed with the U.S. Securities and Exchange Commission.

     - Generally discuss (i.e., a discussion of the types of information to be disclosed and the type of presentation to be made) with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and rating agencies. The audit committee need not discuss in advance each earnings release or each instance in which the corporation may provide earnings guidance.

     - Prepare such reports of the audit committee for the corporation's public disclosure documents as applicable requirements, regulations or laws may require from time to time, which includes the audit committee report as required by the U.S. Securities and Exchange Commission to be included in the corporation's annual proxy statement.

     - Review significant accounting and reporting issues, including recent professional and regulatory pronouncements or proposed pronouncements, and understand their impact on the corporation's financial statements.

     - Ascertain from officers signing certifications whether there existed any significant deficiencies or any material weaknesses of internal control and any fraud.

Independent Auditor

     - Appoint, compensate, retain and oversee (including the resolution of disagreements between management and the independent auditor regarding financial reporting) the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the corporation.

     - Provide that the independent auditor report directly to the audit committee.

     - Annually review the qualifications, independence and performance of the independent auditor, including an evaluation of the lead partner.

     - Receive such reports and communications from the independent auditor and take such actions as are required by auditing standards generally accepted in the United States of America or applicable requirements, regulations or laws, including, to the extent so required, the following:

          * prior to the annual audit, review with management and the independent auditor the scope and approach of the annual audit;

          * review any changes in the independent auditor's scope during the audit, and after the annual audit, review with management and the independent auditor the independent auditor's reports on the results of the annual audit;

          * review with the independent auditor any audit problems or difficulties and management's response;

          * review with the independent auditor prior to filing the audit report with the U.S. Securities and Exchange Commission the matters required to be discussed by the Statement on Accounting Standards 61, as amended, supplemented or superseded; and

          * at least annually, obtain and review a report by the independent auditor describing:

               o    the   independent   auditor's   internal   quality   control
                    procedures;

               o any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

               o all relationships between the independent auditor and the corporation in order to assess the auditor's independence, including the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, supplemented or superseded.

     - Establish preapproval policies and procedures for audit and permissible non-audit services provided by the independent auditor. The audit committee shall be responsible for the preapproval of all of the independent auditor's engagement fees and terms, as well as all permissible non-audit engagements of the independent auditor, as required by applicable requirements, regulations or laws. The audit committee may delegate to one or more of its members who are independent directors the authority to grant such preapprovals, provided the decisions of any such member to whom authority is delegated shall be presented to the full audit committee at its next scheduled meeting.

     - Set clear hiring policies for employees or former employees of the independent auditor.

     - Ensure that significant findings and recommendations made by the independent auditor are received and discussed on a timely basis with the audit committee and management.

Other Responsibilities

     -    Discuss  periodically  with  management  the  corporation's   policies
          regarding risk assessment and risk management.

     - Meet separately, periodically, with management, the internal auditors (or other personnel responsible for the internal audit function) and the independent auditor.

     - Establish procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     - Review periodically the reports and activities of the internal audit function and the coordination of the internal audit function with the independent auditor.

     -    Conduct an annual evaluation of its own performance.

     -    Report   regularly  to  the  board  of  directors  on  its   oversight
          responsibilities set forth in Article I.

     - Review and reassess this charter periodically. Report to the board of directors any suggested changes to this charter.

     - Meet periodically with officers of the corporation responsible for legal and regulatory compliance by the corporation.

                                   ARTICLE VI.
                                  MISCELLANEOUS

     The audit committee may from time to time perform any other activities consistent with this charter, the corporation's charter and bylaws and applicable requirements, regulations or laws, as the audit committee or the board of directors deems necessary or appropriate.


                                             ADOPTED BY THE BOARD OF DIRECTORS
                                             OF VALHI, INC. ON FEBRUARY 26, 2004



                                              /s/ A. Andrew R. Louis
                                              A. Andrew R. Louis, Secretary

                                   Appendix B

                                   VALHI, INC.

                       AUDIT COMMITTEE PREAPPROVAL POLICY

                            ADOPTED FEBRUARY 26, 2004

                                ----------------

                      Section 1. -- Statement of Principles

     The Audit Committee is required, subject to any de-minimus exceptions permitted by applicable law or regulation, to preapprove the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services do not impair the auditors' independence.

     This Policy applies to services provided by the accounting firm that serves Valhi, Inc. and its subsidiaries (the "Company") as its primary independent auditor, and any international affiliates thereof.

     Unless a type of service to be provided by the independent auditor is subject to preapproval under Sections 3 or 4 of this Policy, it will require specific preapproval by the Audit Committee under Section 2 of this Policy. In addition, any proposed services subject to preapproval under Section 3 of this Policy that exceeds the applicable preapproved fee level will also require preapproval under either Section 2 or Section 4 of this Policy. Notwithstanding the foregoing, the preapproval requirements under this Policy is waived with respect to the provision of permitted non-Audit Services to the extent allowed by applicable law or regulation.

                       Section 2. -- Specific Preapproval

     Subject to Sections 4 and 5 of this Policy, the following describes the Audit and Audit-related services to be provided by the independent auditor that must have the specific preapproval of the Audit Committee before the independent auditor can be engaged:

     - Annual audits of the consolidated financial statements of the Company, attestation services associated with the Company's system of internal control over financial reporting and other services associated with the Company's Annual Report on Form 10-K;
     - Quarterly review procedures associated with the Company's unaudited interim consolidated financial statements and other services associated with the Company's Quarterly Reports on Form 10-Q;
     - Services associated with registration statements filed by the Company with the Securities and Exchange Commission ("SEC"), including responding to SEC comment letters and providing comfort letters;
     - Statutory audits or annual audits of the annual financial statements of subsidiaries of the Company;
     - Quarterly review procedures of the interim financial statements of subsidiaries of the Company; o Services associated with potential business acquisitions/dispositions involving the Company;
     - Any other services provided to the Company not specifically described above or in Section 3 of this Policy; and
     - Any material changes in terms, conditions or fees with respect to the foregoing resulting from changes in audit scope, Company structure or other applicable matters.

                  Section 3. -- Other Categories of Preapproval

     Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of all of the services described below does not impair the independence of the auditor and is consistent with the SEC's rules on auditor independence.

     Subject to Section 5 of this Policy, the following Audit, Audit-related, Tax and All Other services to be provided by the independent auditor will have the preapproval of the Audit Committee, subject to the limitation that the aggregate fees for such services provided by the independent auditor in any calendar year may not exceed the limits established by the Audit Committee. The Audit Committee will periodically revise the list of pre-approved services and the fee limitation based on subsequent determinations as it deems appropriate.

-    Audit Services:

     o Consultations with the Company's management as to the accounting or disclosure treatment of transactions or events or the actual or potential impact of final or proposed rules, standards or interpretations of the SEC, the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or other applicable domestic or international regulatory or standard-setting bodies; and
     o Assistance with responding to SEC comment letters received by the Company other than in connection with a registration statement filed with the SEC.

-    Audit-related Services:

     o Consultations with the Company's management as to the accounting or disclosure treatment of transactions or events or the actual or potential impact of final or proposed rules, standards or interpretations of the SEC, the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or other applicable domestic or international regulatory or standard-setting bodies (note, under SEC rules, some consultations may be "audit" rather than "audit-related").
     o    Financial statement audits of employee benefit plans of the Company;
     o Agreed-upon or expanded audit procedures related to the Company's accounting records required to respond to or comply with financial, accounting, legal, regulatory or contractual reporting requirements; and
     o Internal control reviews and assistance with internal control reporting requirements of the Company (to the extent permitted by applicable rule or regulation).

-    Tax Services:

     o Consultations with the Company's management as to the tax treatment of transactions or events or the actual or potential tax impact of final or proposed laws, rules and regulations in U.S. federal, state and local and international jurisdictions;
     o Consultations with the Company's management related to compliance with existing or proposed tax laws, rules and regulations in U.S. federal, state and local and international jurisdictions;
     o Assistance in the preparation of and review of the Company's U.S. federal, state and local and international income, franchise and other tax returns;
     o Assistance with tax inquiries, audits and appeals of the Company before the U.S. Internal Revenue Service and similar state, local and international agencies;
     o Consultations with the Company's management regarding domestic and international statutory, regulatory or administrative tax developments;
     o Transfer pricing and cost segregation studies of the Company; and o Expatriate tax assistance and compliance for the Company and its employees.

-    Other Services:

     o Assistance with corporate governance matters (including preparation of board minutes and resolutions) and assistance with the preparation and filing of documents (such as paperwork to register new companies or to de-register existing companies) involving the Company with non-U.S. governmental and regulatory agencies, provided, however, that the non-U.S. jurisdiction in which such services are provided does not require that the individual providing such service be licensed, admitted or otherwise qualified to practice law.

     Any services provided by the independent auditor under this Section of the Policy shall be reported to the full Audit Committee by an officer of the Company at the first meeting of the Audit Committee held subsequent to the engagement of the independent auditor to provide such services. Such report shall include detailed back-up documentation provided by the independent auditor regarding the services provided.

                            Section 4. -- Delegation

     Subject to Section 5 of this Policy, the Audit Committee has delegated preapproval authority to the Audit Committee Chairman or his/her designee for
(i) any proposed services described in Section 3 of this Policy to the extent that the aggregate fees for such services provided by the independent auditor during the then-current calendar year has exceeded the limits established by the Audit Committee or (ii) any other proposed services that are not described in
Section 3 of this Policy that the Audit Committee Chairman or his/her designee determines to be appropriate or necessary. The Chairman or his/her designee shall report any pre-approval decisions under this Section 4 of the Policy to the full Audit Committee at the first meeting of the Audit Committee held subsequent to such pre-approval decision. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

                   Section 5. -- Prohibited Non-Audit Services

     The following is a list of non-audit services for which the independent auditor is prohibited from providing to the Company under the terms of the SEC's rules on auditor independence:

     - Bookkeeping or other services related to the accounting records or financial statements of the Company;
     -    Financial information systems design and implementation;
     -    Appraisal    or    valuation    services,    fairness    opinions   or
          contribution-in-kind reports;
     -    Actuarial services;
     -    Internal audit outsourcing services;
     -    Management functions;
     -    Human resources;
     -    Broker, dealer, investment adviser or investment banking services;
     - Legal services to the extent that the jurisdiction in which such services are provided requires that the individual providing such service be licensed, admitted or otherwise qualified to practice law; and
     -    Expert services unrelated to the audit.

                            Section 6. -- Procedures

     Applications to provide services that require preapproval by the Audit Committee under Section 2 of this Policy, or that require preapproval of the Chairman of the Audit Committee or his/her designee under Section 4 of this Policy, must be made by an auditor in writing. Such an application, which shall include detailed back-up documentation provided by the independent auditor regarding the services provided, shall be submitted to the Audit Committee or the Chairman of the Audit Committee, as applicable, for final resolution.

                        Section 7. -- Engagement Letters

     Engagement of the independent auditor under this Policy to provide the following services must be evidenced pursuant to a written engagement letter with the independent auditor that must at least be signed by the Chairman of the Audit Committee or his/her designee before the engagement can commence:

     - Annual audits of the consolidated financial statements of the Company, attestation services associated with the Company's system of internal control over financial reporting and other services associated with the Company's Annual Report on Form 10-K;
     - Quarterly review procedures associated with the Company's unaudited interim consolidated financial statements and other services associated with the Company's Quarterly Reports on Form 10-Q;
     - Services associated with registration statements filed by the Company with the SEC, including responding to SEC comment letters and providing comfort letters; and

     - Any other engagement as may be determined from time-to-time by the Audit Committee or the Chairman of the Audit Committee or his/her designee.

     Any other engagement of the independent auditor under this Policy may be evidenced pursuant to a written engagement letter with the independent auditor, as may be required by the Audit Committee, the Chairman of the Audit Committee or his/her designee, the independent auditor or an officer of the Company, before the engagement can commence. Any such engagement letter may, but is not required to, be signed by the Chairman of the Audit Committee or his/her designee.

                                   VALHI, INC.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697

--------------------------------------------------------------------------------
Proxy - Valhi, Inc.
--------------------------------------------------------------------------------

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VALHI, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 25, 2004

The undersigned hereby appoints Robert D. Graham, J. Mark Hollingsworth and A. Andrew R. Louis, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2004 Annual Meeting of Stockholders (the "Meeting") of Valhi, Inc., a Delaware corporation ("Valhi"), to be held at Valhi's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Tuesday, May 25, 2004, at 10:00 a.m. (local time), and at any adjournment or postponement of the Meeting, all of the shares of common stock, par value $0.01 per share, of Valhi standing in the name of the undersigned or that the undersigned may be entitled to vote on the proposals set forth, and in the manner directed, on this proxy card.


            THIS PROXY MAY BE REVOKED AS SET FORTH IN THE VALHI PROXY
                  STATEMENT THAT ACCOMPANIED THIS PROXY CARD.

The proxies, if this card is properly executed, will vote in the manner directed on this card. If no direction is made, the proxies will vote "FOR" all nominees named on the reverse side of this card for election as directors and, to the extent allowed by the federal securities laws, in the discretion of the proxies as to all other matters that may properly come before the Meeting and any adjournment or postponement thereof.

  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
                                SEE REVERSE SIDE.

Valhi, Inc.


[Name]
[Address]


[ ] Mark this box with an X if you have made changes to your name or address details above.

--------------------------------------------------------------------------------
Annual Meeting Proxy Card
--------------------------------------------------------------------------------
A.       Election of Directors

1. The board of directors recommends a vote FOR the listed nominees.

                                         For                      Withhold
01-Thomas E. Barry                       [  ]                       [  ]
02-Norman S. Edelcup                     [  ]                       [  ]
03-W. Hayden McIlroy                     [  ]                       [  ]
04-Glenn R. Simmons                      [  ]                       [  ]
05-Harold C. Simmons                     [  ]                       [  ]
06-J. Walter Tucker, Jr.                 [  ]                       [  ]
07-Steven L. Watson                      [  ]                       [  ]

B.       Other Matters

The board of directors recommends a vote FOR the following proposal.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

            [ ] FOR               [ ] AGAINST                   [ ] ABSTAIN

C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as the name that appears on this card. Joint owners should each sign. When signing other than in an individual capacity, please fully describe such capacity. Each signatory hereby revokes all proxies heretofore given to vote at said Meeting and any adjournment or postponement thereof.


Signature 1 -              Signature 2 -              Date (mm/dd/yyyy)
Please keep signature      Please keep signature
within box                 within box


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